UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2011

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 1, 2011, CNO Financial Group, Inc. (“CNO”) subscribed for $25,000,000 of the Class A limited partnership interests of Paulson Advantage, L.P. (the “Fund”). The Fund seeks to generate positive returns for its subscribers from event-driven, distressed and merger arbitrage strategies with low volatility and correlation to the market.

The Fund is managed by Paulson & Co. Inc. (“Paulson”). The Fund and other funds managed by Paulson collectively own 24,455,000 shares of CNO's common stock, which represented approximately 9.7% of CNO's common stock outstanding as of March 31, 2011. Paulson, on behalf of certain funds it manages, also holds warrants to purchase 5,000,000 shares of CNO's common stock and $200,000,000 aggregate principal amount of CNO's 7.0% Convertible Senior Debentures due 2016.

The CNO investment in the Fund was made as part of CNO's program to invest funds at the holding company level to generate additional non-life income and further utilize its tax loss carryforwards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: July 1, 2011
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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